COACHMEN INDUSTRIES, INC.
P. O. BOX 3300
ELKHART, INDIANA 46515
574-262-0123

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 3, 2007

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To the Shareholders of COACHMEN INDUSTRIES, INC.

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Coachmen Industries, Inc., an Indiana corporation, will be held at the Essenhaus Inn and Conference Center, 240 US Highway 20, Middlebury, Indiana, on May 3, 2007 at 10:00 A.M., for the following purposes:

1. To elect three directors of the Company to hold office for the terms indicated in the proxy statement.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on March 19, 2007, are entitled to notice of and to vote at the meeting. Each such shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

Whether or not you expect to attend the meeting, please sign, date and return the enclosed proxy in the enclosed envelope.

By order of the Board of Directors,

JEFFERY A. TRYKA, CFA
Secretary

March 30, 2007

PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

COACHMEN INDUSTRIES, INC.
P. O. BOX 3300
ELKHART, INDIANA 46515
574-262-0123

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PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 3, 2007
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This Proxy Statement is being mailed to shareholders of COACHMEN INDUSTRIES, INC. ("Coachmen" or the "Company") on or about March 30, 2007, and is furnished in connection with the Board of Directors' solicitation of proxies to be used at the Annual Meeting of Shareholders to be held on May 3, 2007, at the time and place and for the purposes set forth in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. A shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof. The Annual Report to Shareholders for the year 2006 accompanies this Proxy Statement. Additional copies of the Report may be obtained by writing to the Secretary of the Company.

The expenses in connection with the solicitation of the enclosed form of proxy, including postage, printing and handling, and actual expenses incurred by brokerage houses, custodians, nominees and fiduciaries in forwarding documents to beneficial owners, will be paid by the Company. It is also expected that solicitation in person or by telephone will be made of some shareholders by certain directors, officers and employees of the Company without extra compensation.

ITEMS TO BE VOTED ON

The following items will be voted on at the Annual Meeting:

(1) The election of three nominees to serve on the Company's Board of Directors, and

(2) Any other business that may properly come before the meeting or any adjournment thereof.

VOTING INFORMATION

For purposes of the Annual Meeting, a quorum means a majority of the outstanding shares entitled to vote. As of the close of business on March 19, 2007, the record date for shareholders entitled to vote at the Annual Meeting, there were outstanding 15,724,533 shares of Common Stock, entitled to one vote each. In determining whether a quorum exists at the Annual Meeting, all shares represented in person or by proxy, including abstentions and broker non-votes, will be counted. A shareholder may, with respect to the election of directors, (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee with respect to whom the shareholder withholds authority to vote by so indicating in the appropriate space on the proxy. Proxies properly executed and received by the Company prior to the Annual Meeting and not revoked will be voted as directed therein on all matters presented at the meeting. In the absence of a specific direction from the shareholder, proxies will be voted for the election of all named director nominees.

Directors are elected by a plurality of the votes cast by shares present in person or by proxy at the Annual Meeting and entitled to vote. For any other matter that may properly come before the meeting, approval is obtained if the votes cast in favor exceed the votes cast in opposition. Accordingly, withholding authority to vote in the election of directors, abstentions and broker non-votes will have no effect on any matter voted on at the Annual Meeting.

SHAREHOLDER PROPOSALS

Shareholders wishing to include proposals in the Company's Proxy Statement and form of proxy for the 2008 Annual Meeting of Shareholders must submit such proposals so that they are received by the Secretary of the Company at the address indicated on page 20 by no later than November 30, 2007.

NOMINATIONS FOR DIRECTOR

The Company's Bylaws provide that from and after March 6, 2007 notice of proposed shareholder nominations for election of directors may be made by any shareholder holding five percent (5%) or more of the outstanding shares entitled to vote for the election of Directors, and must be made in writing and either delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company, and in either case must be received by the Secretary of the Company not less than 90 days prior to the month and day of the anniversary of the last meeting of the shareholders called for the election of directors. Nominations for the 2008 meeting received after February 4, 2008 will be considered untimely. The advance notice requirement affords the Board of Directors the opportunity to consider the qualifications of all proposed nominees and, to the extent deemed necessary or desirable by the Board, inform shareholders about such qualifications. The notice must contain certain information about each proposed nominee, including their age, business and residence addresses and principal occupation, the number of shares of Common Stock beneficially owned by them and such other information as would be required to be included in a proxy statement soliciting proxies for the election of such proposed nominee. If the chairman of the annual meeting of shareholders determines that a nomination was not made in accordance with the foregoing procedures, such nomination is void.

OTHER BUSINESS AT THE ANNUAL MEETING

For a shareholder to bring other business before the 2008 Annual Meeting of Shareholders, but not have it included in the proxy statement, timely notice must be submitted in writing, either delivered or mailed by first-class United States mail, postage prepaid, to the Secretary of the Company, and in either case be received by the Secretary of the Company not less than 60 days prior to the month and day of the anniversary of the mailing of the prior year's proxy statement. The notice must identify the proposing shareholder and his/her address, and contain a description of the proposed business and such other information as would be required to determine the appropriateness of including the proposal in a proxy statement. Shareholder proposals for the 2008 annual meeting received after January 29, 2008 will be considered untimely and the proxy solicited by the Company for next year's annual meeting may confer discretionary authority to vote on such matters without a description of them in the proxy statement for that meeting.

ELECTION OF DIRECTORS

At the meeting, three directors of the Company are to be elected to hold office for terms of three years or until their successors are elected and qualified. Unless otherwise indicated on the proxy form, the authority conferred by the proxy will be used for the purpose of voting in favor of the three nominees listed below. If any such nominee shall be unable to serve, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies. The Board of Directors has no reason to believe that any such nominee will be unable to serve. All nominees have consented in writing to the nomination. The Governance Committee has not received any recommendations from any of the Company's shareholders in connection with this Annual Meeting. The Company has not engaged a third party search firm to help identify Board nominees. The Governance Committee nominated the nominees indicated for election.

			Year First Elected
Name	Age	Principal Occupation (1)	Director

NOMINEES FOR ELECTION AS A DIRECTOR FOR A THREE-YEAR TERM EXPIRING IN 2010:
Robert J. Deputy	(68)	Past President & CEO, Godfrey Marine, Inc. (Retired 2006)	1998
Richard M. Lavers	(59)	CEO of the Company	N/A
Edwin W. Miller	(61)	Chairman of the Board & CEO, Millennium Capital Group	1998

DIRECTORS WHOSE TERMS EXPIRE IN 2007:
Philip G. Lux	(78)	Past President of the Company (Retired 1991)	1979

DIRECTORS WHOSE TERMS EXPIRE IN 2008:
Geoffrey B. Bloom	(65)	Past Chairman of the Board, Wolverine Worldwide, Inc. (Retired 2005)	1999
William P. Johnson	(64)	Chairman of the Board of the Company, Chairman of the Board & CEO, Flying J, LLC	1978

DIRECTORS WHOSE TERMS EXPIRE IN 2009:
Donald W. Hudler	(72)	President & CEO, DDH Investments of Texas	1999
John A. Goebel	(63)	Past President of Homecrest Corp. (Retired 2003)	2006

(1) All of the individuals have held the positions set opposite their names for more than the past five years except as follows:

Mr. Lavers was Executive Vice President, General Counsel and Secretary until December 5, 2005 when he assumed the added role of CFO. Mr. Lavers held those positions until August 28, 2006 when he was appointed CEO. Mr. Hudler was Chairman and CEO of Saturn Retail Enterprises, Inc. from January 1, 1999 through June 30, 2001.

DETERMINATION OF INDEPENDENCE OF DIRECTORS

In 2003, the Board first adopted Corporate Governance Guidelines, which have been amended from time to time ("Guidelines"). The Guidelines adopted by the Board meet or exceed the listing standards adopted by the New York Stock Exchange. The portion of the Guidelines addressing director independence can be found on the Company's website at www.coachmen.com. A copy may also be obtained upon request from the Company's Corporate Secretary.

The Governance Committee undertook a review of director independence in February 2007 under the standards set forth in the Guidelines. During this review, the Board considered transactions and relationships between each director or member of that director's immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors or their affiliates and members of the Company's senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. Any Director's relationship with Coachmen (including its affiliates) is deemed immaterial unless it exceeds the materiality standards adopted by the Board of Directors in February 2004. The materiality standards are set forth in attached Appendix A.

As a result of the review, the Board affirmatively determined that the following Directors have no material relationship with the Company and are independent under the aforementioned materiality standards:

Geoffrey B. Bloom
Robert J. Deputy
John A. Goebel
Donald W. Hudler
William P. Johnson
Philip G. Lux
Edwin W. Miller

All of the directors nominated for election at the annual meeting are independent of the Company and its management under such standards, except Richard M. Lavers.

MEETINGS OF THE BOARD OF DIRECTORS

During 2006, the Board of Directors held four meetings. All of the directors attended at least 75% of the meetings of the Board of Directors and the committees of which they were members in 2006.

The Company expects the attendance of all Directors at the Annual Meeting. All Directors attended the 2006 Annual Meeting.

Until September 9, 2005, the Board did not designate a specific non-management director to preside at executive sessions of the non-management directors. Instead, the Board assigned specific leadership functions to the independent chairmen of the three standing committees, as described in the Company's Governance Guidelines. From and after September 9, 2005, the Board has provided for the designation of a "Lead Director" who shall have authority to call and shall preside at all meetings of the independent and non-management directors. The Lead Director is an independent, non-management director elected by the independent directors. In the event that the Company names a non-executive Chairman of the Board of Directors, the role and duties of the Lead Director would be assumed by the independent Chairman. The Lead Director from September 9, 2005 through August 28, 2006 was William P. Johnson. On August 28, 2006 Mr. Johnson was named Chairman of the Board of Directors. There were two regularly scheduled meetings of the non-management directors in 2006. In addition, any independent or non-management director can call for a meeting of the independent or non-management directors at any time.

The Board of Directors has three committees as described below.

2006 COMMITTEES OF THE BOARD

AUDIT COMMITTEE

The Audit Committee has adopted a written Audit Committee Charter that outlines the duties of the Audit Committee. That Charter was amended during 2003 and in 2004, and again reviewed and amended in 2005. See attached Appendix B.

Members: Directors Edwin W. Miller, Chairman; John A. Goebel, William P. Johnson and Philip G. Lux, members.

Functions:

•	appoint, monitor and, if necessary, terminate the independent registered public accounting firm serving as "independent auditors" and oversee their activities and independence
•	review the non-audit services provided by the independent auditors and pre-approve such services
•	review audit reports, periodic filings with the SEC of quarterly and annual financial statements, and related financial matters
•	oversee management's activities in:
o	maintaining the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company
o	establishing and maintaining processes to assure that an adequate system of internal control is functioning within the Company
o
establishing and maintaining reasonable processes to assure compliance by the Company with all applicable laws, regulations and corporate policies, including compliance, risk management and legal affairs

The Governance Committee has determined that the members of the Audit Committee are "independent" as defined in the corporate governance listing standards of the New York Stock Exchange relating to audit committees. Three Committee members, William P. Johnson, Philip G. Lux, and Edwin W. Miller, have been designated as financial experts of the Audit Committee.

The Audit Committee met nine times in 2006, five of those were via conference calls.

AUDIT COMMITTEE REPORT

The Audit Committee, in carrying out its role, relies on the Company's senior management, including senior financial management, and its independent auditors.

The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. It met, either in person or via conference calls, with management and the Company's independent auditors nine times during 2006 and has reported the results of its activities to the Board of Directors. In connection with these meetings, the Audit Committee has:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with the Company's management and the independent auditors (both with and without management);
•
Reviewed and discussed the unaudited quarterly financial information, the quarterly earnings press releases, any interim financial press releases, and Quarterly Reports on Form 10-Q with management and the independent auditors;

•
Discussed with Ernst & Young LLP, the Company's independent auditors, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as amended by Statement on Auditing Standards No. 90 (Communication With Audit Committees) and applicable SEC regulations, with respect to the quality, not just the acceptability of the Company's accounting principles; and

•
Received the written disclosures and the Disclosure Communications letter from Ernst & Young LLP as required by Rule 3600T of the Public Company Accounting Oversight Board, which has adopted, on an interim basis, Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Ernst & Young LLP its independence.

•	Discussed the Company’s major financial risk exposures and reviewed steps taken to monitor and control those risks.

Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2006 Annual Report to Shareholders, we have recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

Members of the Audit Committee:

Edwin W. Miller, Chairman
John A. Goebel, Member
William P. Johnson, Member
Philip G. Lux, Member

MANAGEMENT DEVELOPMENT/COMPENSATION COMMITTEE

Members: Donald W. Hudler, Chairman; Directors Robert J. Deputy and Geoffrey B. Bloom.

Functions:

•	develop and administer the compensation policies and practices of the Company
•	administer the Company's benefit, retirement programs and equity incentive plans and recommend changes subject to the approval of the Board of Directors
•	establish executive compensation
•	review and recommend management development practices and programs

The Committee met three times in 2006 in addition to two meetings held via teleconference.

Compensation Discussion and Analysis

Overview of Compensation Philosophy:

The Board’s Management Development and Compensation (MDC) Committee is composed entirely of independent directors and is responsible for developing and overseeing Coachmen’s executive compensation and benefit programs in addition to the overall compensation policies and practices of the Company. The MDC Committee establishes executive compensation and administers the Company's benefit, retirement programs and equity incentive plans and recommends changes to such plans subject to the approval of the Board of Directors.

The Company's compensation philosophy is to provide a competitive compensation program with incentives to achieve superior financial performance for the Company's stockholders. The Company's executive compensation policies are designed to achieve these primary objectives:

•	Attract, retain, reward and motivate highly talented employees, who will lead the Company and achieve and inspire superior performance;
•	Provide incentives to improve the performance of Coachmen overall and of each business sector to which an executive is assigned;
•
Align the interests of management with those of the Company's shareholders in both the short and long-term by placing a significant portion of compensation "at risk", based upon the performance of the Company and its business units.

Management Development and Compensation Committee Charter

The MDC Committee’s charter reflects the responsibilities of the Committee, and the Committee and the Board periodically review and revise the charter. The full text of the charter may be viewed at the Investor Relations section of the Company’s website at www.coachmen.com, by clicking on the “Corporate Governance” option. The Committee’s membership is determined by the Board. There were three meetings of the Committee in 2006, as well as two additional meetings conducted via teleconference.

Components of Compensation

Total compensation for the Company’s executives generally consists of a base salary, an annual performance incentive plan, long-term equity incentive plan, life insurance and various other employee benefit plans generally available to all full-time employees of the Company. Salaries are typically reviewed annually, on or about March 31st of each year, as well as at the time of a promotion or other change in responsibilities. The Committee sets executive salaries based on competitive market levels, experience, individual and Company performance, levels of responsibility and inflationary factors. Base salaries are targeted in the range of the 25th through the 50th percentile, based on survey results of companies in Coachmen's peer group, as well as a range of manufacturing companies with whom Coachmen might reasonably compete for executive talent. The base salary combined with incentive compensation is targeted at above the 50th percentile of the peer group. The Company’s peer group generally includes other companies in the Recreational Vehicle or Systems-built Housing industries, such as Champion Enterprises, Inc., Fleetwood Enterprises, Inc., Monaco Coach Corporation, National R.V. Holdings, Inc., Palm Harbor Homes, Inc., Skyline Corporation, Thor Industries, Inc. and Winnebago Industries, Inc. among others.

2006 Annual Executive Incentive Compensation Plan

Annual incentive awards are determined as a percentage of each executive officer’s base salary. For named executive officers covered under the plan, the Committee determines the performance measures and other terms and conditions of awards. For 2006, the bonus targets for the named executive officers ranged from 47% to 162% as shown in the table below.

2006 Annual Executive Incentive Compensation Plan

	Target Payout as	Target	Actual
Name	a % of salary	Award	Award
Richard M. Lavers	102%	$284,380	$0
Colleen A. Zuhl	57%	$71,095	$0
Michael R. Terlep, Jr.	127%	$376,845	$0
Leslie G. Thimlar	47%	$42,657	$0
Claire C. Skinner	162%	$568,760	$0

In 2006, no bonuses were earned under the plan, however some bonuses were earned under a mid-year retention bonus plan implemented in September. The retention bonus plan was based on a variety of measures depending on the role and responsibility of the participants. The amounts earned under the plan were based on the achievement of certain metrics based on pre-tax earnings, business unit contribution, gross profit levels or reductions in corporate expenses. The retention bonus plan was implemented in an effort to retain key management personnel and reward essential contribution to the Company’s turnaround efforts.

Long-term Incentive Plans:

Long-term incentive compensation opportunities are provided to executives in positions with significant responsibilities, accountabilities and potential impact on long-term corporate performance. In the past, long-term incentive compensation was generally made available in the form of stock options, but presently are in the form of restricted stock. These awards are available under the 2000 Omnibus Stock Incentive Plan, as approved by the shareholders. The Committee approves participation in and the level of stock option grants and stock awards made to individual executives.

In 2002 a long-term incentive program, (the "PERFORMANCE BASED RESTRICTED STOCK PLAN"), was approved for senior managers for implementation in 2003. The purpose of the Performance Based Restricted Stock Plan is to further align the interests of executives and senior management with those of the shareholders, to motivate and reward superior performance, to enhance recruitment and retention and to advance stock ownership by senior company executives. The plan provides senior managers an opportunity for an incentive award consisting of restricted stock grants.

The awards under the Performance Based Restricted Stock Plan are based on the actual financial performance of the Company at the conclusion of the Performance Measurement Period. The financial performance measurement for the Performance Based Restricted Stock Plan is pre-tax income. Stock earned under the performance based restricted stock plan vests with the senior manager group over a three year period.

In order to participate in the 2006 Performance Based Restricted Stock Plan, all participants were required to forfeit the awards under the 2005 and 2004 plans, which were unlikely to be realized. Based upon the Company's performance in 2006, the shares awarded in 2006 were not realized and thus were forfeited as of December 31, 2006.

In the event of a "Change in Control" all shares subject to restricted stock awards will vest immediately, and will be delivered to the participants, without restrictions.

To be eligible for a distribution a participant must have participated as a full time employee of the Company, continuously from the beginning of the Performance Measurement Period, unless the participant's employment is terminated by reason of death, disability, or normal retirement, or the Committee, in its discretion, determines otherwise. In the event a participant's employment is terminated for other than cause or early retirement, said termination must be in compliance with the Company's Code of Conduct and any applicable Business Protection Agreements.

The Committee believes that long-term incentives encourage equity ownership interest in the Company, assuring that the interests of the Company's senior executives are closely aligned with the interests of the shareholders.

Restricted Stock Awards

The Committee determined that, beginning in 2003, equity awards would be made in shares of restricted stock rather than fixed-price stock options. Annual restricted stock awards are determined based on an executive’s individual performance and potential for advancement within the Company. The Committee believes that restricted stock is appropriate for Coachmen employees given the level of price volatility of the Company’s stock.

Stock Options

Consistent with the Committee’s decision to make equity awards in shares of restricted stock, the Committee did not make any new stock option grants in 2006.

Retirement and Deferred Compensation Benefits

In addition to the Company's 401(k) qualified retirement plan, the more senior managers of the Company (approximately 25) are eligible to participate in a non-qualified retirement plan. This plan has two levels, an Executive Savings Plan (ESP) for senior executives and a MIRROR Plan for other senior managers. Both the ESP and the MIRROR Plans allow for company executives to defer additional compensation since the Company provides no pension plan and many are limited on the contributions they may defer to the Coachmen 401(k) plan due to 401(k) plan regulations. Under these plans, the investments are not funded directly, including the matching contributions and investments in Company stock. Instead, the plan administrator tracks the performance of investments in mutual funds and Company stock as directed by the participant and a liability to the participant is recorded by the Company based on the performance of the phantom investments. Participant benefits are limited to the value of the vested benefits recorded on their behalf. The benefits are funded from the purchase of life insurance policies. The plan also provides a split dollar life insurance benefit. Together with the Company's 401(k) plan, these benefits create a competitive retirement benefit that includes matching Company stock contributions and vesting requirements.

Executive Savings Plan

The ESP Plan is provided to members of the Company’s Executive Management Committee. The ESP Plan currently provides a $0.50 matching contribution for every $1.00 deferred by the participant. Fifty percent of the matching contribution is deemed to be invested in Coachmen Industries common stock while the remaining 50% is deemed to be invested in accordance with the participants deemed investment elections. Participants can elect to defer up to 30% of their salary and up to 50% of their annual bonus to the ESP. The ESP Plan contains a five-year cliff vesting schedule. Mr. Lavers and Mr. Terlep participated in the ESP plan as of December 31, 2006.

MIRROR Plan

The MIRROR Plan is provided to senior managers and other executives in leadership roles within the Company, including corporate and division managers. The MIRROR Plan currently provides a matching contribution of $0.40 for every $1.00 deferred by the participant, up to 6% of earnings. Fifty percent of the matching contribution is deemed to be invested in Coachmen Industries common stock while the remaining 50% is deemed to be invested in accordance with the participants deemed investment elections. Participants can elect to defer up to 30% of their salary and up to 50% of their annual bonus to the MIRROR plan; however the combined contribution between the Coachmen 401(k) plan and this MIRROR Plan may not exceed 20% of a participant’s compensation. The Mirror Plan vests 20% per year of service, with 100% vesting after five years of service. Investments choices under both the ESP and MIRROR Plans are similar to the investment options available under the Coachmen 401(k) Plan. Ms. Zuhl and Mr. Thimlar participated in the MIRROR Plan as of December 31, 2006; however, they both became participants of the ESP plan effective January 1, 2007.

Executive Benefit and Estate Accumulation Plan (non-active plan)

The Executive Benefit and Estate Accumulation plan ceased accepting new participants in 1999.

The Executive Benefit and Estate Accumulation plan was formerly provided to senior managers and other executives in leadership roles within the Company, including members of the Board of Directors. The Executive Savings and MIRROR Plans replaced the Executive Benefit and Estate Accumulation Plan (EBP). Under the Executive Benefit and Estate Accumulation Plan, each participant elected to defer a set amount of their annual salary for a period of not more than 8 years. In addition, the Company agreed to make a fixed annual contribution to the employee’s deferred benefit account for an equal period. The Company’s matching contribution amount varied among participants based on seniority, age, position and salary.

Each participant has the option of electing a lump sum distribution or payment over 20 years. The projected benefits payable from the Executive Benefit and Estate Accumulation Plan upon retirement, assuming retirement occurs at age 65, are as follows: Mr. Lavers $211,558, Mr. Terlep $1,048,321 and Mr. Thimlar $834,762. Ms. Zuhl is not a participant in this plan.

Medical, Dental, Life Insurance and Disability Coverage

Active employee benefits such as medical, dental, vision, life insurance and disability coverage are available to all active employees. The Company provides up to $50,000 in life insurance coverage and up to $3,000 per month in long-term disability coverage. The value of the benefits provided on an equal basis to all employees is not required to be included in the Summary Compensation Table since they are made available on a Company-wide basis to all employees at identical premium costs.

Other Paid Time Off Benefits

The Company also provides vacation and other paid holidays to all employees, including the named executive officers, which are comparable to those provided at other similar sized companies.

Other Benefits

The Committee approved an Executive Life Insurance Plan that provides the ESP Plan participants the ability to select either $1,000,000 or $500,000 of term life insurance coverage and the MIRROR Plan participants the ability to select either $500,000 or $250,000 of term life insurance coverage. The Committee believes that this benefit enhances the Company's ability to attract and retain executive talent. In addition, for 2006, the ESP and Mirror Plan provides for enhanced disability coverage once an executive has been selected for participation in the Plan.

For certain senior executive officers, the Company provides professional and social club memberships intended to foster and strengthen business and professional relationships within the local community and to make appropriate venues available for business-related functions. Certain senior executives also receive a fixed monthly travel allowance to defray the costs of automobile travel relating to company business. In addition, certain senior executives are provided with an annual physical examination.

Role of Performance

The Executive Annual Performance Incentive Plan for Senior Executives emphasizes key performance factors that drive shareholder value. The plan provides opportunities for bonuses based on the performance of the Company and/or the performance of its operating divisions or profit-centers. Performance goals may be based on one or more financial criteria, either separately or combined, as well as other business criteria, such as measurements of compliance with Company policies or legal requirements, human resources criteria, measures of customer satisfaction and subjective evaluations of the executive's performance and personal development.

For 2006, performance goals were based on pre-tax income, with a minimum earnings threshold which was required to be met before a bonus could be earned. The 2006 earnings threshold was based on the net cost of assets employed by the Company or business unit. In 2006, no bonuses were paid to executive officers under the plan, however some payments were made under a retention bonus Plan implemented in September. Awards under the retention bonus plan were based on specific financial and operating performance measurements for each division. In addition, Mr. Lavers was awarded a bonus of $50,000 in connection with being named Chief Executive Officer of the Company.

The MDC Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of the CEO and the Company’s other elected officers. In 2006, the Committee considered management’s continuing achievement of its short and long-term goals towards the advancement of the Company’s strategic plan. Some of the goals considered by the Committee with regard to Ms. Skinner are shown below:

•	Target levels of revenues and earnings for the Company
•	Continuing efforts to reduce operating costs of the Company
•	Achievement of the specific “surgical actions” of the Company’s Intensive Recovery Plan, including the sale of assets and underperforming businesses
•	Improvements in product quality and associated reductions in warranty costs
•	Increases in retail and wholesale market share
•	Development of new markets
•	Increasing the level and depth of management talent within the Company

Determinants of Material Changes in Compensation

The MDC Committee examines a variety of factors that may determine whether a material change in executive compensation is warranted. Factors such as individual performance relative to peers, achievement of specific objectives laid out by the board of directors, compensation of industry peers of similar levels of experience and responsibility and input from salary consultants are among those considered by the board when contemplating such a material change.

Separation Payments

As a general matter, the Company does not utilize employment contracts. However, the Company, when deemed appropriate, allows for specified separation or severance payments in the event of a senior executive’s involuntary separation from the company, with the exception of termination for cause. Such payments are typically based in part on the executive’s age, compensation level and years of service, as well as the circumstances surrounding the termination, the condition of the Company and the executive’s individual circumstances.

With respect to the severance payments for Ms. Skinner on her early retirement, the total amount and terms of such payments were determined and approved solely by the Board of Directors.

Consideration of Prior Compensation

The MDC Committee regularly reviews and considered prior compensation, including deferred compensation, options and restricted stock awards when establishing compensation levels for executive officers.

Federal Tax Treatment

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1 million on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. There is an exception to the limitation for performance-based compensation meeting certain requirements. Annual cash incentive compensation and stock option awards generally are performance-based compensation meeting those requirements and, as such, are fully deductible. Restricted stock and restricted stock units are not considered performance-based under section 162(m) of the Tax Code and, as such, are generally not deductible by the Company. All other annual incentives and long-term incentive amounts will be deductible when they are paid to the executive officers.

Participants who have been granted awards of restricted shares of Common Stock will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at the time of the grant, unless the participants make an election to be taxed at the time of the award. When the restrictions lapse, participants will recognize taxable income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding tax deduction.

The grant of an unrestricted stock award will produce immediate tax consequences for both the participant and the Company. The participant will be treated as having received taxable compensation in an amount equal to the then fair market value of the Common Stock awarded. The Company will receive a corresponding tax deduction.

Participants who have been granted performance award (incentive compensation) will not realize taxable income at the time of the grant, and the Company will not be entitled to a tax deduction at such time. Participants will realize ordinary income at the time the award is paid, equal to the amount of cash paid or the value of the shares delivered and the Company will have a corresponding tax deduction.

Executive Stock Ownership Guidelines

Stock ownership guidelines have been established for senior executives and officers. The established guidelines range up to four times base salary for key officers that may be designated by the Committee. The targeted stock ownership should be achieved within four (4) years of becoming a senior executive or officer. Shares to be counted include shares held in the executives' 401(k), LTI Plan or IRA, Executive Savings Plan, restricted shares, shares held in trust or in beneficial ownership by or for an immediate family member, shares purchased on the open market or through the Employee Stock Purchase Plan, or shares held following the exercise of stock options. Stock options are not counted towards the executive's stock ownership position until exercised.

Role of Executive Officers

Executive officers prepare the annual compensation plan. All compensation related to the executive officers is approved by the MDC Committee. In addition, the MDC Committee approves the performance measures and the amount of target bonus figures for executive officers for both incentive compensation and restricted stock awards.

Change in Control Agreements

The Company has entered into Change in Control Agreements with certain key employees, including the named executive officers. Each Change in Control Agreement provides for the payment of benefits in the event that, within a three-year period following the date of a "change in control," (i) the executive's employment is terminated by the Company without "cause," or (ii) the executive terminates employment for "good reason". The terms "change in control," "cause" and "good reason" are defined in the Agreements. The amount of the benefits payable to an executive entitled thereto would be an amount equal to accrued salary through the termination date and an annual bonus based upon performance of the business plan approved by the Committee for that year, plus either 2 or 3 times the sum of (i) the executive's annual base salary at the rate in effect at the time of the change in control or upon termination, whichever is greater, plus (ii) the executive's anticipated annual bonus based upon the business plan approved by the committee for that year. The Agreements also provide for the full vesting of an executive's 401(k) account and a payment in an amount equal to the matching contribution for a two or three-year period, as well as the acceleration of vesting of any outstanding options or shares of restricted stock and the continuation of certain fringe benefits for a two or three-year period. In addition, several of the benefit plans provide for modified vesting and contribution provisions upon a change in control. Certain Change in Control Agreements provide a gross-up of the amount of benefits provided to hold the executives harmless from the impact of any excise tax imposed under the "parachute payment" provisions of the Internal Revenue Code. The term of the agreements shall extend through the executive's term of employment, or the third anniversary of the date of a change in control of the Company, if sooner. Upon triggering of the Change in Control Agreements, money sufficient to fund these payments will be deposited in a rabbi trust.

The following table sets for the amounts of compensation that could have been realized had a change in control event occurred at December 31, 2006:

	Deferred compensation and other benefits earned that would become payable immediately*	Potential compensation to be earned upon a change in control event**	Total
Mr. Lavers	$857,580	$1,960,020	$2,817,600
Ms. Zuhl	$85,892	$528,574	$614,456
Mr. Terlep	$871,710	$1,454,394	$2,326,104
Mr. Thimlar	$175,965	$316,794	$492,759

* -	Under the current change in control agreements, these amounts represent compensation and benefits previously earned which would be required to be paid upon a change in control of the company.
** -
Under current agreements, these amounts would be payable only upon a subsequent termination within three years of the change in control. Termination includes termination without cause, or the resignation of the executive resulting from an adverse change or reduction in the executive’s authority, duties, or responsibilities, a reduction in or failure to pay any portion of executive’s annual base salary or bonus, the failure to provide the executive with compensation and benefits which are in the aggregate, no less favorable than those provided immediately prior to the change in control, any material breach of any provision of the change in control agreement, or the executive being required to relocate to a principal place of employment more than 50 miles from the current place of employment. Amounts due upon such a termination range from two to three times the executive’s base salary, the executive’s target bonus, any unpaid supplemental deferred compensation that had been accrued but unpaid, a special matching contribution to the executive’s 401(k) plan account, payment of outplacement services and medical, dental, life, disability and accidental death and dismemberment benefits for the executive and the executive’s family members for two years following the termination or until the executive becomes employed.

Benchmarking of Compensation

Salaries are typically reviewed annually, on or about March 31st of each year. The Committee sets executive salaries based on competitive market levels, experience, individual and Company performance, levels of responsibility and inflationary factors. Base salaries are targeted in the range of the 25th through the 50th percentile, based on survey results of companies in Coachmen's peer group, as well as a range of manufacturing companies with whom Coachmen might reasonably compete for executive talent. The base salary combined with incentive compensation is targeted at above the 50th percentile of the peer group.

Role of Consultants

The MDC Committee has the authority to engage the services of outside advisors, experts and other consultants to assist the committee in setting compensation levels and directing executive compensation policy. At present, the committee has not engaged any outside advisors to assist in its responsibilities.

2007 Plan Changes

For 2007, incentive compensation will include performance goals which are divided among personal performance goals, division or segment profitability and overall corporate profitability. Of the 2007 target bonus payment, approximately 30% of this target is in the form of a capped bonus payment based on specific personal performance goals of the individual executive involved. Personal goals are established at the beginning of the year with the intention of establishing specific goals that will contribute to the overall operating efficiency and profitability of the Company or appropriate business unit. The remainder of the bonus program is variable and based on significantly reducing pre-tax losses, and/or achieving pre-tax profit for the Company or appropriate business unit and segment.

The likelihood of the named executives achieving the personal goals portion of the incentive compensation plan is primarily dependent on the goals set for each individual and the effort expended by those individuals towards achieving those goals. The MDC Committee believes it is likely that executives will reach the area of the midpoint of the total target bonus for 2007.

The 2007 Restricted Stock Plan has been adjusted to include an additional year of vesting requirement. Awards granted to participants as of January 1, 2007 will be earned based on achieving targeted pre-tax income levels for the year. Any awards earned as of December 31, 2007, will vest over a three year period beginning on December 31, 2008 and ending on December 31, 2010.

For 2007, the MDC Committee will also be considering a number of potential changes in compensation policy, including consideration of a policy to recover incentive compensation and restricted stock awards in the event that the relevant company performance measures upon which they are based are restated or otherwise adjusted as a result of malfeasance or fraud, in a manner that would reduce the size of an award or payment.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT

The Management Development and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

Donald W. Hudler, Chairman
Robert J. Deputy
Geoffrey B. Bloom

SUMMARY COMPENSATION TABLE:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Non-qualified Deferred Compen- sation Earnings	All Other Compen-sation	Total
		($)	($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Richard M. Lavers (1)	2006	$290,417	$50,000	$0	$0	$0	$2,364	$54,853	$397,634
Chief Executive	2005	$241,363	$0	$28,420	$0	$0	$2,229	$40,913	$312,925
Officer	2004	$223,000	$0	$0	$0	$159,175	$1,795	$35,894	$419,864

Colleen A. Zuhl (2)	2006	$129,167	$0	$10,630	$0	$2,470	$0	$8,862	$151,129
Chief Financial Officer

Michael R. Terlep, Jr.	2006	$297,000	$0	$0	$0	$0	$3,506	$28,842	$329,348
President, CLI dba	2005	$297,000	$0	$42,630	$0	$0	$3,648	$26,827	$370,105
Coachmen RV Group	2004	$285,000	$0	$0	$0	$424,054	$3,304	$27,567	$739,925
& President, Coachmen Recreational Vehicle Company, LLC

Leslie G. Thimlar	2006	$90,000	$0	$0	$0	$1,482	$2,022	$7,975	$101,479
VP, Human Resources

Claire C Skinner (3)	2006	$236,159	$0	$0	$0	$0	$0	$703,511	$939,670
Former Chairman of	2005	$351,000	$0	$0	$0	$0	$20,268	$74,272	$446,140
the Board and Chief	2004	$345,000	$0	$0	$0	$410,429	$18,353	$48,556	$822,338
Executive Officer

(1)
Mr. Lavers was appointed Chief Executive Officer on August 28, 2006. Prior to that, Mr. Lavers served as Chief Financial Officer and Chief Administrative Officer from December 20, 2005 to August 28, 2006. Prior to December 20, 2005, Mr. Lavers served as Executive Vice President, General Counsel and Secretary.

(2)	Ms. Zuhl was appointed Chief Financial Officer on August 28, 2006.

(3)	Ms. Skinner served as Chairman of the Board and Chief Executive Officer from August 1, 1997 until her retirement on August 31, 2006. .

(c)
Included in salary are amounts deferred under the Management Development/Compensation Committee approved deferred compensation agreements for certain corporate and subsidiary officers. These agreements provide either lump sum or monthly payments to the executives upon retirement based upon the executive's election under the plan. Deferred salary amounts were as follows:

	2006	2005	2004
Mr. Lavers	$82,604	$34,136	$44,079
Ms. Zuhl	$12,917	n/a	n/a
Mr. Terlep	$29,700	$29,700	$29,077
Mr. Thimlar	$1,800	n/a	n/a
Ms. Skinner	$35,100	$52,650	$52,728

(e)	Restricted Stock grants are awarded periodically to certain corporate and subsidiary officers. The following grants were awarded to the named executive officers:

	2006	2005	2004
Mr. Lavers	$0	$28,420	$0
Ms. Zuhl	$10,630	n/a	n/a
Mr. Terlep	$0	$42,630	$0
Mr. Thimlar	$0	n/a	n/a
Ms. Skinner	$0	$0	$0

Mr. Lavers and Mr. Terlep's 2005 awards vest ratably over a three year period at a rate of thirty-three percent (33%) per year beginning with their first anniversary. Ms. Zuhl's 2006 award vests September 8, 2008. No dividends are paid on the unvested portion of the awards.

No compensation expense was recognized in 2006 in connection with the 2006 Performance Based Restricted Stock Plan.

(f)
During 2006, 2005 and 2004, there were no stock option grants awarded from the Company's 2000 Omnibus Stock Incentive Program to the executives named in this proxy or to any other employee. For option awards granted in 2003 and 2002 which partially vested in 2006, 2005 and 2004, due to the small number of shares covered by the options as well as the value of the shares covered by the options, the total compensation expense for those years was deemed immaterial, resulting in zero option-related compensation expense realized over those periods.

(g)
Included in non-equity incentive plan compensation are amounts deferred under the MDC Committee approved deferred compensation agreements for certain corporate and subsidiary officers. These agreements provide either lump sum or monthly payments to the executives upon retirement based upon the executive's election under the plan. Amounts are deferred in the year following the earning of the incentive compensation. Deferred bonus amounts were as follows:

	2006	2005	2004
Mr. Lavers	$0	$23,876	$2,903
Ms. Zuhl	$0	n/a	n/a
Mr. Terlep	$0	$0	$0
Mr. Thimlar	$0	n/a	n/a
Ms. Skinner	$0	$61,564	$7,538

(h)
The MDC Committee has approved deferred compensation agreements for certain corporate and subsidiary officers. These agreements provide either a lump sum or monthly payments to executives upon retirement based upon the executive’s election under the plan. The benefits are funded from Company-owned life insurance policies. The amounts in this column include the Company’s contribution under the deferred compensation plan and interest earned above 120% of the applicable federal rate. The interest earned above 120% of the applicable federal rate is presented above in column (h).

(i)	Included in all other compensation are the following amounts:

	* EBP Employer Contribution	401(k) Employer Match	** Split Dollar Life Insurance	* ESP Employer Match	Severance Payments	Travel Allowance	*** Perquisites	Physicals	TOTAL ALL OTHER COMPENSATION
2006 Compensation

Richard M. Lavers	$1,000	$4,647	$1,600	$36,302		$4,800	$5,902	$602	$54,853

Colleen A. Zuhl		$2,233	$550	$1,033		$3,600	$1,446		$8,862

Michael R. Terlep, Jr.		$4,752	$560	$14,850		$4,800	$3,359	$521	$28,842

Leslie G. Thimlar		$1,440	$425	$720		$3,600	$1,384	$406	$7,945

Claire C Skinner		$3,744		$17,550	$672,750	$3,600	$5,867		$703,511

2005 Compensation

Richard M. Lavers	$1,000	$3,360	$1,480	$24,006		$4,800	$5,823	$444	$40,913

Michael R. Terlep, Jr.		$3,360	$530	$14,850		$4,400	$3,433	$254	$26,827

Claire C. Skinner		$3,360	$850	$57,107		$5,400	$7,292	$263	$74,272

2004 Compensation

Richard M. Lavers	$1,000	$4,100	$1,350	$18,941		$4,800	$5,798	$355	$35,894

Michael R. Terlep, Jr.		$4,100	$490	$14,538		$4,800	$3,335	$304	$27,567

Claire C. Skinner		$4,100	$800	$30,133		$5,400	$7,819	$304	$48,556

*	See page 8 for further discussion of the Executive Benefit and Estate Accumulation Plan (EBP) and Executive Savings Plan (ESP).
**	The economic benefit of the Split Dollar Life Insurance represents the value of the life insurance to the executive based on age and coverage amounts.
***	Perquisites include Country Club Dues and Disability Insurance Premiums.

GRANTS OF PLAN BASED AWARDS FOR 2006:

		Estimated Future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All other stock awards; Number of shares of stock or units	All other option awards; Number of securit-ies underlying options	Exer-cise or base price of option awards	Grant Date Fair Value of Stock and Option Awards
		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Richard M. Lavers

Colleen A. Zuhl (a)	9/8/2006							1,000		10.63

Michael R. Terlep, Jr.

Leslie G. Thimlar

Claire C. Skinner

(a)	In conjunction with Ms. Zuhl's promotion to CFO, 1,000 shares of restricted common stock were granted to her. The shares vest on September 8, 2008.

(l)
During 2006, 2005 and 2004, there were no stock option grants awarded from the Company's 2000 Omnibus Stock Incentive Program to the executives named in this proxy or to any other employee. For option awards granted in 2003 and 2002 which partially vested in 2006, 2005 and 2004, due to the small number of shares covered by the options as well as the value of the shares covered by the options, the total compensation expense for those years was deemed immaterial, resulting in zero option-related compensation expense realized over those periods.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2006:

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options- Exercisable	Number of Securities Underlying Unexercised Options-Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Been Vested	Market Value of shares or Units of Stock That Have Not Been Vested	Equity Incentive Plan Awards: Number of Un-earned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Un-earned Shares, Units or Other Rights That Have Not Vested
	#	#	#	#		(#)	($)	(#)	($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Richard M. Lavers	36,000	-		$10.00	10/6/2010
	5,500	-		$16.50	2/19/2012
	1,200	400		$11.18	3/28/2013
						1,333	$14,663	0	$0

Colleen A. Zuhl						1,000	$11,000	0	$0

Michael R.	30,000	-		$10.00	10/6/2010
Terlep, Jr.	5,550	-		$16.50	2/19/2012
	1,200	400		$11.18	3/28/2013
						2,000	$22,000	0	$0

Leslie G. Thimlar	600	-		$10.00	10/6/2010			0	$0
	225	75		$11.18	3/28/2013

Claire C. Skinner								0	$0

(c)	Mr. Lavers', Mr. Terlep's and Mr. Thimlar's unexercisable options become exercisable on March 28, 2007.

(g)	Unvested restricted stock grants vest in the years noted as follows:

	2007	2008	Total
Mr. Lavers	667	666	1,333
Mr. Terlep	1,000	1,000	2,000
Ms. Zuhl	0	1,000	1,000

OPTION EXERCISE AND STOCK VESTED FOR 2006:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
	#	$	(#)	($)
(a)	(b)	(c )	(d)	(e)
Richard M. Lavers			667	$7,317

Colleen A. Zuhl

Michael R. Terlep, Jr.			1,000	$10,970

Leslie G. Thimlar

Claire C. Skinner	50,000	$50,800

NON-QUALIFIED DEFERRED COMPENSATION FOR 2006:

Name and Principal Position	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate withdrawals / Distributions	Aggregate Balance at Last FYE
	$	($)	($)	($)	$
(a)	(b)	(c )	(d)	(e)	(f)

Richard M. Lavers	$82,604	$37,302	$43,444	$0	$573,200

Colleen A. Zuhl	$12,917	$1,033	$847	$0	$14,797

Michael R. Terlep, Jr.	$29,700	$14,850	$51,679	$0	$494,865

Leslie G. Thimlar	$1,800	$720	$9,850	$0	$133,308

Claire C. Skinner	$35,100	$17,550	$76,613	$1,300,762	$394,505

(c)	Amounts reported herein as Registrant contributions are also included in the Summary Compensation Table as a component of “All Other Compensation” for each named executive officer.

GOVERNANCE COMMITTEE

Members: Directors Geoffrey B. Bloom, Chairman; and Robert J. Deputy, William P. Johnson and Philip G. Lux, members.

Functions:

•	oversee compliance with the Statement of Business Principles and Code of Conduct
•	review any material related party transactions
•	ensure good performance of Board governance system
•	recommend to full Board its organization, procedures and governance principles
•	recommend to full Board committee assignments and charters
•	work with the CEO to establish agendas
•	manage and oversee evaluation of the Board, Board committees and individual Directors
•	evaluate desired Board composition and identify individuals qualified to become Board members
•	recommend Director nominees for vacancies and at each annual meeting of shareholders
•	consider Director nominees recommended by shareholders if such recommendations are submitted in writing to the Committee in accordance with the Company's Bylaws
•	oversee Board member orientation and education
•	recommend to full Board outside Director compensation
•	work with Management Development/Compensation Committee on management objectives, overall code compliance, CEO evaluation, management development and succession

There were seven meetings of the Committee in 2006.

Governance Committee Charter

The Governance Committee’s charter reflects the responsibilities of the Committee, and the Committee and the Board periodically review and revise the charter. The full text of the charter may be viewed at the Investor Relations section of the Company’s website at www.coachmen.com, by clicking on the “Corporate Governance” option. The Committee’s membership is determined by the Board.

GOVERNANCE COMMITTEE REPORT

The Governance Committee (formerly the Nominating Committee) was created in 1997, with the purpose of finding and recommending qualified candidates for the Board of Directors. In response to changing practices in corporate governance, in October 2002, the name of the Committee was changed to the Nominating/Governance Committee, and subsequently to just the Governance
Committee. From and after November 11, 2003, the Committee has been composed entirely of independent directors, as independence is defined in the NYSE listing standards and the Company's Corporate Governance Guidelines. Definitions regarding independence in the Company's Corporate Governance Guidelines were updated at the February 2004 meeting.

In 2006, the Committee evaluated the appropriate composition for the Board in view of the impending retirement of a Board Member during the next year, and considered several possible candidates. The Committee recommended and the Board approved the naming of John A. Goebel to the Board of Directors on August 10, 2006. Mr. Goebel assumed the unexpired term of Ms. Skinner when she elected to take early retirement on August 31, 2006. The Committee met four times in 2006, as well as three additional times in 2006 specifically to review related party transactions.

Related Party Transactions

The related party transactions in excess of $120,000 reviewed and approved by the governance committee are as follows:

(1)	Sale of 58.265 acres of vacant land in Middlebury, Indiana for $396,202 on January 4, 2006 to Thomas H. Corson, former Director and father of former Chairman and CEO Claire C. Skinner.
(2)	Sale of 119.57 acres of vacant land in Middlebury, Indiana for $597,850 on March 31, 2006 to Rose Hill Capital, LLC, an affiliate of Mr. Corson.

Annual self-evaluations of the Board and its Committees and the evaluation of the CEO were all completed in 2006 in accordance with the process established in 2003, and a skills and needs analysis of the Board was completed at the August 2004 meeting. The Committee also reviewed the independence of the Directors and the materiality of their relationships with the Company under the standards set forth in the Corporate Governance Guidelines, and made the affirmative determinations of independence set forth in this proxy statement under Determination of Independence of Directors.

The Company does accept and always has accepted and will consider recommendations for nominations for Director from its shareholders, if such recommendation or nomination is submitted in accordance with Article II of the Company's Bylaws, which process is set forth under Nominations for Director in this proxy statement. The qualifications for nominees and the process for identifying and evaluating nominees are set forth in the Corporate Governance Guidelines. There is no difference in the evaluation process if a qualified shareholder recommends the nominee.

It is intended that the Board be small enough to permit substantive discussions of the entire Board in which each Director can participate meaningfully, and large enough so that committee work does not become unduly burdensome. It is the policy of the Board to have a majority of independent directors in accordance with NYSE listing standards. Directors who do not meet the NYSE's independence standards also make valuable contributions to the Board and to the Company by reason of their knowledge of the Company and the industries in which it competes, as well as their experience and business acumen. The Committee believes that the principal qualities of an effective corporate director include strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. In addition to these qualities, Coachmen's criteria include recognized achievement, an ability to contribute to an important aspect of the Company's business, and the willingness to make the commitment of time and effort required of a Coachmen director.

In order to find the most valuable talent available to meet these criteria, the Board considers candidates with varied backgrounds and experiences that would be valuable to the Company in the implementation of its strategies. The goal is to include members with the skills and characteristics that taken together will assure a strong Board. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serving on the Board for an extended period of time. The Corporate Governance Guidelines also require that Directors who also serve as CEOs or in equivalent positions should not serve on more than two boards of public and/or private companies in addition to the Coachmen Board, and other directors should not serve on more than four other boards of public companies in addition to the Coachmen Board. In addition, Directors will not be nominated for election to the Board after their 75(th) birthday, except for limited terms under special circumstances.

The Board itself is responsible, in fact as well as procedure, for selecting new Board members who will join the Board between shareholder meetings as well as those to be nominated by the Board for election by shareholders at the annual meeting. The Governance Committee, with input from the CEO, screens potential candidates. Candidates may be recommended to the Governance Committee by other directors, shareholders and third parties. After a review of Board candidates by the Governance Committee with the aid of the CEO, candidates designated by the Governance Committee are interviewed. The results of the interviews are then reviewed with the full Governance Committee, which may then recommend the candidate(s) to the full Board for approval.

The Company’s Statement of Business Principles and Code of Conduct apply to all Directors, Officers and Employees of the Company. The Statement of Business Principles and Code of Conduct, Corporate Governance Guidelines, and Charters for the Governance, Audit and Management/Development Compensation Committees may be found on the Company's website at www.coachmen.com, and are available in print to any shareholder who requests them.

COMMUNICATIONS WITH BOARD OF DIRECTORS:
SHAREHOLDERS AND OTHER INTERESTED PARTIES

Shareholders and other interested parties may communicate concerns about the Company's governance, corporate conduct, business ethics, financial practices or other matters to the Board of Directors. Concerns may be submitted in writing to an individual director or to the non-management or independent directors as a group, in care of either the Corporate Secretary or the Chairman of the Governance Committee at the Company's headquarters:

Corporate Secretary or Chairman, Governance Committee
Coachmen Industries, Inc.
P.O. Box 3300
Elkhart, IN 46515

The process for collecting and organizing shareholder communications was approved by a majority of the independent directors.

Members of the Governance Committee:

Geoffrey B. Bloom, Chairman
Robert J. Deputy, Member
William P. Johnson, Member
Philip G. Lux, Member

OUTSIDE DIRECTOR COMPENSATION

Directors who are also employees of the Company receive no additional compensation for service as a director. Non-employee Directors are compensated as follows: for the 2006-2007 service year which began in May 2006, each non-employee Director of the Company was entitled to the following annual retainers as compensation for his or her services on the Board of Directors: a) a Board Retainer of Twenty-two thousand dollars ($22,000), payable half in cash and half in common stock; b) a Committee Fee for each committee on which the Director serves as a member, in the cash amount of: Five thousand five hundred dollars ($5,500) for the Audit Committee and Three thousand five hundred dollars($3,500) for the Management Development/Compensation Committee and Three thousand five hundred dollars ($3,500) for the Governance Committee; c) in addition to committee fees, the Chairman of each committee receives an additional $2,000 for their service as Chairperson; and d) a grant of One thousand (1,000) shares of restricted common stock. For the 2007-2008 service year that begins in May 2007, each non-employee Director of the Company shall be entitled to the same compensation as outlined for 2006-2007 for his or her services on the Board of Directors however, effective November 3, 2005, the Lead Director or non-executive Chairman will receive twice the normal retainer, or Forty-four thousand dollars ($44,000), payable half in cash and half in common stock, in addition to the normal committee fees and stock grants.

The number of shares issued for the common stock half of the non-employee Director compensation is determined by the closing price of the Common Stock on the NYSE Composite Transactions Tape, as reported in The Wall Street Journal, Midwest Edition on the date of the annual shareholders' meeting. The compensation for the coming year is payable promptly following the election of the Directors at the annual shareholders' meeting, in advance for the coming service year.

At least fifteen (15) days prior to each annual shareholders' meeting, each Director may irrevocably elect in writing to receive any portion of his or her cash compensation: in unrestricted Common Stock valued at one hundred ten percent (110%) of the cash amount elected, plus an amount calculated by the Company necessary to gross up the Director's income to cover the Director's federal income taxes for that year for the additional 10% of stock; or, in restricted Common Stock valued at one hundred forty percent (140%) of the cash amount elected. All restricted Common Stock is held by the Company until the Director's completion of two years of service. The award is non-transferable until the completion of the two year period of service. However, said two year period of service is deemed satisfied where the Director's service terminates as the result of death, disability, mandatory retirement or in the event of a Change in Control, in which circumstances the stock subject to the award shall be delivered to the Director without any restrictions. In the event of a termination of the Director's service on the Board, prior to the completion of the two year period, for reasons other than those stated above, the shares shall be forfeited to the Company without any payments to the Director.

All stock delivered and restricted stock grants under the compensation plan for non-employee directors are authorized under the Coachmen Industries, Inc. 2000 Omnibus Stock Incentive Program as approved by the shareholders.

DIRECTOR COMPENSATION:

Name and Principal Position		Fees earned or paid in cash	Stock Awards	Option Awards	Non-equity incentive plan compensation	Change in pension value and nonqualified deferred compensation earnings	All Other Compensation	Total
		$	($)	($)	($)	$	($)	($)
(a)		(b)	(c )	(d)	(e)	(f)	(g)	(h)
William Johnson, Chairman	2006		$69,069			$17,232		$86,301
Geof Bloom	2006		$50,801					$50,801
Robert Deputy	2006		$48,118					$48,118
Don Hudler	2006		$46,718					$46,718
Phil Lux	2006	$6,667	$37,268			$13,504		$50,772
Ed Miller	2006		$49,370					$49,370
John Goebel	2006	$2,750	$6,476					$9,226

(c)	On May 3, 2006, the following stock awards were made (grant date fair value of $11.13) in connection with the directors’ service for the period May 2006 to May 2007:

Shares
Johnson	5,876
Bloom	3,504
Deputy	3,252
Hudler	3,063
Lux	3,504
Miller	2,816

During 2006, the following stock awards were made in connection with the directors’ service for the period August 2006 to May 2007:

Goebel	899	Grant date of 8/23/06, fair value of $9.18
Goebel	708	Grant date of 11/2/06, fair value of $10.87

The following restricted stock grants were also made in 2006:

	Shares	Grant Date Fair Value	Vest Date
Johnson	1,000	$11.13	May 4, 2008
Bloom	1,000	$11.13	May 4, 2008
Deputy	1,000	$11.13	May 4, 2008
Hudler	1,000	$11.13	May 4, 2008
Lux	1,000	$11.13	May 4, 2008
Miller	1,000	$11.13	May 4, 2008
Goebel	750	$9.18	August 23, 2008

(f)
Represents interest earned on deferred compensation plan account. Mr. Johnson and Mr. Lux are participants in the Executive Benefit and Estate Accumulation plan which is described in more detail on page 8.

STOCK OWNERSHIP GUIDELINES - NON-EMPLOYEE DIRECTORS

The Board has adopted stock ownership guidelines for its non-employee Directors at a multiple of four times the amount of the Director's annual cash and stock retainer. The targeted stock ownership should be achieved within three years of appointment to the Board. Shares to be counted included restricted shares, shares held in trust or in beneficial ownership by or for an immediate family member, shares purchased on the open market, or shares held following the exercise of stock options. Stock options are not counted towards the non-employee directors' stock ownership position until exercised.

DIRECTORS' AND OFFICERS' STOCK OWNERSHIP

The following table shows the amount of Company Common Stock each named executive officer, nominee and incumbent director beneficially owned as of March 19, 2007, including shares covered by stock options exercisable within 60 days of March 19, 2007. Please note that, as reported in this table, beneficial ownership includes those shares each individual has the power to vote or transfer, as well as shares owned by immediate family members that reside in the same household.

				Director		Executive
				Compensation	Shares	Officers’
				Grant	Held in	Deferred	Total
	Shares		Exercisable	Vesting	401 (k)	Common	Shares	% of
	Beneficially		Within	Within	Plan as of	Stock	Beneficially	Shares
Name	Owned		60 Days	60 Days	Dec. 31, 2006	Units	Owned	Outstanding

W.P. Johnson	48,202		3,000	1,000	-	-	52,202	*
G.B. Bloom	21,691		3,000	1,000	-	-	25,691	*
R.J. Deputy	49,056		3,000	1,000	-	-	53,056	*
J.A. Goebel	4,607		-	-	-	-	4,607	*
D.W. Hudler	19,335		3,000	1,000	-	-	23,335	*
R.M. Lavers	18,570	(2&3)	43,100	-	314	5,379	67,363	*
P.G. Lux	99,040		3,000	2,000	-	-	104,040	*
E.W. Miller	21,388		3,000	1,000	-	-	25,388	*
R. J. Bedell	6,950	(2)	-	-	-	-	6,950	*
M.R. Terlep, Jr.	8,039	(2&3)	37,100	-	317	3,310	48,766	*
L.G.. Thimlar	4,296	(1&2)	900	-	-	93	5,289	*
C.A. Zuhl	8,599	(2)	-	-	-	47	8,646	*
All Current Directors and Executive Officers as a group (12 persons)	309,773		99,100	7,000	631	8,829	425,333	2.7%

* Less than 1%

(1) Includes 250 shares, held jointly with his spouse.

(2) Includes 2007 Performance Based Stock Grants at threshold levels as follows: R.M. Lavers, 12,000; R. J. Bedell, 5,000; M.R. Terlep Jr., 3,000; L.G. Thimlar, 3,000; C.A. Zuhl 8,000. Once earned, the 2007 Performance Based Stock Grants have a vesting period of three years.

(3) Includes Discretionary Stock Grant that vested on March 14, 2007 as follows: R.M. Lavers, 667; M.R. Terlep, 1,000.

STOCK OWNERSHIP INFORMATION

The following table sets forth information concerning the only parties known to Coachmen having beneficial ownership of more than five percent (5%) of its outstanding Common Stock, as of the record date.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

First Pacific Advisors, Inc.	2,274,900	14.5%
11400 West Olympic Blvd., Suite 1200
Los Angeles, California 90064

Donald Smith & Co., Inc.	1,532,000	9.8%
152 West 57th Street
New York, New York 10019

Third Avenue Management LLC	1,512,866	9.7%
622 Third Avenue, 32nd Floor
New York, New York 10017

Dimensional Fund Advisors, Inc.	1,331,400	8.5%
1299 Ocean Avenue
Santa Monica, California 90401

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that certain of the Company's directors, officers and stockholders file with the Securities and Exchange Commission and the New York Stock Exchange an initial statement of beneficial ownership and certain statements of changes in beneficial ownership of Common Stock of the Company. Based solely on its review of such forms received by the Company and written representation from the directors and officers that no other reports were required, the Company is unaware of any instances of noncompliance with the requirements during the fiscal year ended December 31, 2006 by its officers, directors or stockholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company's auditors for the year 2006 and 2005 were Ernst & Young LLP, and that firm has been selected as the Company's accountants for fiscal year 2007. Such accounting firm is expected to have a representative at the Annual Meeting of Shareholders and will be available to respond to appropriate questions at that time and have an opportunity to make a statement if they desire to do so.

AUDIT AND ALL OTHER FEES

The fees billed to the Company by Ernst & Young LLP in each of the last two fiscal years, in each of the following categories are as follows:

	2006	2005

Annual Audit Fees	$530,915	$582,000
Audit-Related Fees	2,580	-
Total Audit and Audit-Related Fees	533,495	582,000

Other Non-Audit Fees
Tax Fees - Other	134,534	442,596
All Other Fees	1,500	1,500
Total Other Non-Audit Fees	136,034	444,096

Total Fees	$669,529	$1,026,096

The Annual Audit Fees include amounts billed for the audit of the Company's annual consolidated financial statements and the timely review of the financial statements included in the forms 10-Q filed by the Company during the year, and for services related to rendering opinions on management's assessment on the Company's internal controls and the effectiveness thereof. Audit-Related Fees for 2005 were related to review services provided which were related to the 2006 SEC comment letter received by the Company. Tax Fees — Other for 2006 and 2005 included providing assistance with Federal and State tax audits and voluntary disclosures and assistance in filing for Federal and State Research and Development (R&D) credits. Ernst & Young LLP has also been engaged to continue to provide assistance in supporting the claims for Federal and State R&D tax credits. All other fees relate to the subscription to a web-based technical guidance service.

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. All non-audit engagements and their associated fees during 2006 and 2005 were approved in advance by the Audit Committee.

The Company's engagement letter with Ernst & Young is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

OTHER BUSINESS

The Board of Directors does not know of any other business to be presented to the Annual Meeting and does not intend to bring other matters before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy form will vote thereon according to their best judgment and interest of the Company. No shareholder has informed the Company of any intention to propose any other matter to be acted upon at the Annual Meeting. Accordingly, the persons named in the accompanying proxy form are allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in this Proxy Statement.

By Order of the Board of Directors,

JEFFERY A. TRYKA, CFA
Secretary

Dated: March 30, 2007

APPENDIX A

Each year, the Board of Directors will make and disclose an affirmative determination as to the independence of each of the directors according to the standards set forth below.

Any Director's relationship with Coachmen (including its affiliates) will be deemed immaterial unless it exceeds the following standards:

1. There may be no commercial, industrial, banking, or consulting (including legal and accounting firm) relationship between any enterprise the Director owns, controls or of which he or she is an officer (which does not include a directorship of such enterprise), or for which he or she is an agent or employee, where the sales to, or purchases from such enterprise, in any single year, exceed the greater of $1 million, or 2% of such enterprise's consolidated gross revenues, until three (3) years after falling below such threshold;

2. There may be no personal loans between the Director and Coachmen; and,

3. A Director may not be a trustee, director or officer of a charitable organization to which Coachmen paid in either of the preceding two calendar years, or is anticipated to pay in the current or next calendar year, more than the greater of fifty thousand dollars ($50,000), or thirty percent (30%) of the total amount paid to all charities in the preceding calendar year, in both cases excluding any matching of employee contributions to charities that are not actively promoted by the company to its employees;

For relationships not covered by the above standards, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the independence standards set forth above.

In addition: (i) A director who is an employee, or whose immediate family member is an executive officer, of Coachmen is not independent until three (3) years after the end of such employment relationship; (ii) A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from Coachmen, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any ways on continued service), is not independent until three (3) years after he or she ceases to receive more than $100,000 per year in such compensation; (iii) A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not "independent" until three (3) years after the end of either the affiliation or the auditing relationship; (iv) A director who is employed, or whose immediate family member is employed as an executive office of another company where any of Coachmen's present executives serve on that company's compensation committee is not "independent" until three (3) years after the end of such service or the employment relationship; (iv) A director who is an executive officer or an employee, or whose immediate family is an executive officer of a company that makes payments to, or receives payments from, Coachmen for property or services in an amount which, in any single year, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues, in each case is not "independent" until three (3) years after falling below such threshold.

APPENDIX B

COACHMEN INDUSTRIES, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

AUDIT COMMITTEE CHARTER

As amended and adopted February 15, 2005

I. PURPOSE

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to oversee that management has: maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company; established and maintained processes to assure that an adequate system of internal control is functioning within the Company; and established and maintained reasonable processes to assure compliance by the Company with all applicable laws, regulations and corporate policy, including compliance, risk management and legal affairs. The Audit Committee shall also review and monitor the Company's investment policy.

The Audit Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

The Audit Committee shall be comprised of no less than three (3) or more Directors (as determined from time to time by the Board) each of whom shall meet the independence and experience requirements of the New York Stock Exchange. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least two members of the Audit Committee shall have accounting or related executive financial management expertise. The Committee may in its discretion delegate tasks to sub-committees from time to time.

III. MEETINGS

The Audit Committee shall meet at least four times annually, or more frequently as it deems necessary to fulfill its responsibilities.

IV. RESPONSIBILITIES AND DUTIES

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. It is not the duty of the Audit Committee to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, to conduct investigations, to resolve disagreements, if any, between management and the Outside Auditors, or to assure compliance with laws and regulations and the
Company's policies.

To fulfill its responsibilities and duties, the Audit Committee shall perform the following functions and report regularly to the Board thereon:

1. Review and reassess, at least annually, the adequacy of this Charter. Make recommendations to the Board, as conditions dictate, to update this Charter and publish the Committee's purpose in the proxy statement to its shareholders.

2. Review with management and the Outside Auditors the Company's Annual Report on Form 10-K and financial statements, including a discussion with the Outside Auditors of the matters required to be discussed by Statement of Auditing Standards No. 61 ("SAS no. 61"), “Communication with Audit Committees,” and applicable SEC regulations and including the company's disclosures under MDA and discuss the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

3. Review with management and the Outside Auditors the Quarterly Report on Form 10-Q prior to its filing or prior to the release of earnings, including a discussion with the Outside Auditors of the matters to be discussed under generally accepted accounting standards, and including the company's disclosures under MDA and discuss the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Chairperson of the Audit Committee may represent the entire Audit Committee for purposes of this review.

4. Select, evaluate and, where appropriate, replace independent certified accountants as the auditors of the Company ("Outside Auditors"), and review the performance of the Outside Auditors. The Audit Committee shall approve all fees payable to Outside Auditors, and shall approve all non-audit services to be performed by the Outside Auditors. The Audit Committee shall report to the full Board of Directors as to the performance and independence of the Outside Auditors. The Audit Committee shall set clear hiring policies for employees or former employees of the independent auditors.

5. Oversee independence of the Outside Auditors by receiving from and discussing with them at least annually: a report concerning their internal quality-control procedures; a report concerning any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and, a formal written statement delineating all relationships between the Outside Auditors and the Company, and any other relationships that might impact the objectivity and independence of the Outside Auditors, and including those disclosures required under standards issued by the Independence Standards Board. Based on such review the Audit Committee shall assess the independence of the Outside Auditors and take appropriate action.

6. In conjunction with the Outside Auditors, review the integrity and quality of the Company's financial reporting processes (internal and external), accounting principles, judgments and estimates, and any material financial or other arrangements which do not appear in the financial statements of the Company, and review any major changes in the Company's auditing and accounting principles and practices as suggested by the Outside Auditors, internal auditors or management.

7. Review and discuss with management and the Outside Auditors the adequacy of the Company's internal controls and internal audit procedures, including the appointment or replacement of the senior internal auditing executive.

8. Review and discuss the Company's policies with respect to risk assessment and risk management;

9. Review in conjunction with the General Counsel legal and regulatory matters which may have a material effect on the financial statements, including material pending legal proceedings and other contingent liabilities, and any material reports or inquiries received from regulators or governmental agencies.

10. Meet at least quarterly with the Chief Financial Officer, the senior internal auditing executive, and the Outside Auditors in separate executive sessions, and with management present, to discuss the results of their examinations, any audit problems or difficulties, and other matters, including management's responses.

11. Have the authority to retain such outside counsel, experts or other advisors as it determines appropriate to assist in the full performance of its functions.

12. Have the authority to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

13. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

14. Annually assess its performance of the duties specified in this Charter, and report its findings to the Board

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you
COACHMEN INDUSTRIES, INC.	access the web site and follow the instructions to obtain your records and
P.O. BOX 3300	to create an electronic voting instruction form.
ELKHART IN, 46515
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Coachmen Industries,
Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-
mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until
11:59 P.M. Eastern Time the day before the cut-off date or meeting date.
Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Coachmen Industries, Inc.,
c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

YOUR VOTE IS IMPORTANT

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:                  CHCMN1                        KEEP THIS PORTION FOR YOUR RECORDS
----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COACHMEN INDUSTRIES, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE PROPOSAL BELOW:
		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark "For All Except" and write the
Vote On Directors					number(s) of the nominee(s) on the line below.

1. Election of three (3) directors, each to serve for a
three-year term expiring in 2010.		m	m	m

(1) Robert J. Deputy
(2) Richard M. Lavers
(3) Edwin W. Miller

Proposal(s)

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS.

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to Proxy Services, P.O. Box 9138, Farmingdale, NY 11735-9585, so these shares may be represented at the Annual Meeting. If you vote by telephone or
Internet, it is not necessary to return this proxy card.

Proxy card must be signed and dated below.

NOTE: Please sign exactly as name appears to the right. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give title as such. If shareholder is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners) Date

--------------------------------------------------------------------------------------------------------------------------------------------------

COACHMEN INDUSTRIES, INC.
PROXY	PROXY

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of Coachmen Industries, Inc., an Indiana corporation, hereby appoint(s)
Richard M. Lavers and William P. Johnson, and each of them, as my (our) proxies, each with the power to appoint a substitute, and hereby authorizes them, and each of them individually, to represent and to vote, as designated on the reverse, all of the shares of Coachmen Industries, Inc. which the undersigned is or may be entitled to vote at the Annual Meeting of Shareholders to be held at the Essenhaus Inn and Conference
Center, Middlebury, Indiana, at 10:00 a.m. local time, on May 3, 2007, or any adjournment thereof, with the same authority as if the undersigned were personally present.

YOUR SIGNATURE ON THIS PROXY IS YOUR ACKNOWLEDGEMENT OF RECEIPT OF THE
NOTICE OF MEETING AND PROXY STATEMENT.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD PROMPTLY,
USING THE ENCLOSED ENVELOPE.

(Continued and to be dated and signed on reverse side.)